                                                                    EXHIBIT 99.1


[REGIONS FINANCIAL CORP. LOGO]


April 17, 2006

REGIONS BEGINS 2006 WITH RECORD EARNINGS, CONTINUES TO STRENGTHEN BUSINESS MODEL

BIRMINGHAM, Ala.--Regions Financial Corporation (NYSE:RF) today reported highlights for the quarter ended March 31, 2006, including:

     o    Record earnings of 64 cents per diluted share
     o    Increased net interest margin and strong net interest income
     o    Record-breaking Morgan Keegan profits
     o    Excellent credit quality

SOLID START, FIRM FOUNDATION
"Regions' first quarter results are a very positive start to 2006 and provide a good foundation for further profit improvement," said Regions President and Chief Executive Officer Jackson W. Moore. "I am pleased with Regions' progress and believe our strategy represents a solid action plan to maximize franchise profitability and enhance long-term growth that will enable us to realize our vision of becoming the leading regional financial services company.

"First quarter's earnings particularly benefited from strong net interest income, record Morgan Keegan profits, and a low level of net loan charge-offs," Moore stated. "Linked-quarter revenue comparisons were encouraging. And, we began to implement new models and programs that, over time, will enable Regions to provide better, more efficient customer service, deepen customer relationships, and more effectively capitalize on business development opportunities for all of our products.

"I remain optimistic about Regions' prospects--for 2006 and beyond."

RECORD FIRST QUARTER EPS
First quarter 2006 net income was $295 million, or 64 cents per diluted share compared to fourth quarter 2005's 55 cents per diluted share, including 7 cents of merger and other costs, and year-ago first quarter's 51 cents per diluted share, including 6 cents of merger and other charges.

Excluding merger and other charges in first quarter 2005, per share earnings increased 12 percent year-over-year. The increase was primarily a result of strong net interest income, record Morgan Keegan results and the impact of merger-related cost saves.

BANKING BUSINESS PRODUCES STRONG NET INTEREST INCOME
"Regions' banking operations made good progress in the first quarter," Moore said. "With the merger integration successfully completed, our associates were fully able to refocus on profitable business development and the implementation of our matrix business model."

Average community banking deposits continued to increase in the seasonally challenging first quarter, after already reflecting strong growth in the fourth quarter of last year. Year-over-year, the increase was 6 percent, driven by significant growth in interest-free accounts and strong retail certificate of deposit growth.

                               Continued Next Page

April 17, 2006
Page 2


Taxable equivalent net interest income rose 10 percent linked-quarter, annualized, and 9 percent compared to first quarter 2005, helped by further net interest margin expansion. Continued disciplined balance sheet management, including a positive shift in funding mix and modest deposit price increases, lifted first quarter's net interest margin to 4.18 percent. Regions' margin improved 17 basis points compared to the fourth quarter and 34 basis points year-over-year, as deposits grew with very disciplined pricing controls.

MORGAN KEEGAN'S EARNINGS REACH NEW RECORD LEVEL
"Morgan Keegan's first quarter performance was impressive," Moore stated. "Earnings climbed to $41 million, including a $9 million after tax gain on the swap of NYSE seats for stock. Profits were over 50 percent higher than fourth quarter 2005's $27 million and year-ago first quarter's $26 million."

Favorable equity and fixed income markets, along with a successful closed-end fund IPO and the $13 million pre-tax gain on the exchange of NYSE seats for common stock, helped boost revenue 19 percent linked quarter, to $252 million from $211 million. Revenue was 23 percent above first quarter 2005.

During the quarter, Morgan Keegan continued to build out its sales force, which is expected to drive future business generation.

OPERATING EXPENSE CONTROL REMAINS A PRIORITY
First quarter non-interest expenses were $756 million compared to operating expenses of $719 million (excluding mortgage servicing rights reserve recapture, and merger-related and other costs) in fourth quarter 2005. In the first quarter, a $9 million mortgage servicing rights recapture was offset by an approximate $8 million loss on the call of trust preferred securities.

The linked-quarter jump largely reflected seasonal increases and costs directly tied to incremental revenue production. Partially offsetting these increases was an additional $8 million of merger cost saves, which brought total quarterly integration savings to approximately $50 million, reaching Regions' target of $200 million in annualized cost saves.

STRONG CREDIT QUALITY
Credit quality remained very good in the first quarter, with net loan charge-offs declining to $29 million, or an annualized 0.20 percent of average loans, from fourth quarter 2005's $40 million (annualized 0.28% of average loans). Notably, first quarter charge-offs included $3 million related to borrowers located in areas hard-hit by Hurricane Katrina versus $972,000 in the preceding quarter. First quarter 2005 net loan charge-offs totaled $25 million, or an annualized 0.17% of average loans.

At March 31, 2006, non-performing assets totaled $409 million (0.70 percent of loans and other real estate) compared to $407 million at year-end 2005. Total non-performing assets were 16 percent below the March 31, 2005 level. Loans past due greater than 90 days rose $5 million linked quarter largely due to the aging of delinquent Katrina-area residential mortgages.

During 2005's third quarter, Regions set aside reserves approximating $62 million for estimated Katrina-related loan losses.

First quarter 2006's provision for loan losses was $27.5 million, which more than covered non-Katrina-related charge-offs and resulted in a $782 million loan loss allowance (1.34 percent of loans) at March 31, 2006. Based on information currently available, Regions continues to believe the original Katrina-related reserve is adequate.

ONGOING STOCK BUYBACKS
Regions continued to return excess capital to shareholders through an active share repurchase program. During the first quarter, 3.7 million common shares were repurchased at an average cost of $34.36 per share. At March 31, 2006, up to an additional 23.9 million common shares can be repurchased under the company's remaining authorization.

Regions' overall balance sheet and capital position remained strong. Tangible stockholders' equity to tangible assets was 6.77 percent at March 31, 2006 compared to 6.64 percent at year-end 2005.

                               Continued Next Page

April 17, 2006
Page 3


ABOUT REGIONS FINANCIAL CORPORATION:
Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions had $84.6 billion in assets as of March 31, 2006, making it one of the nation's top 15 banks. Regions' banking subsidiary, Regions Bank, operates some 1,300 offices and a 1,600-ATM network across a 16-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500, can be found at www.regions.com.




                               Continued Next Page

April 17, 2006
Page 4

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                                                   Three Months Ended
                                                        March 31
                                         ---------------------------------------
Earnings                                     2006          2005         Change
                                         -----------   -----------

Net income                               $   294,680   $   241,641        22%

Per share:
 Net income                              $      0.65   $      0.52        25%
 Net income-diluted                      $      0.64   $      0.51        25%
 Cash dividends declared                 $      0.35   $      0.34         3%

                                                        March 31
                                         ---------------------------------------
Financial Condition                          2006          2005         Change
                                         -----------   -----------

Total assets                             $84,594,518   $84,283,632         0%
Loans, net of unearned income            $58,460,211   $57,964,503         1%
Securities                               $11,853,789   $12,214,544        -3%
Total earning assets                     $74,451,062   $74,308,224         0%
Total deposits                           $60,519,479   $59,587,671         2%
Stockholders' equity                     $10,656,785   $10,645,143         0%
Stockholders' equity per share                $23.33        $22.98         2%

                                                        March 31
                                         ---------------------------------------
Selected Ratios                              2006          2005
                                         -----------   -----------

Return on average tangible equity*            22.32%        18.00%
Return on average stockholders'
  equity*                                     11.18%         9.15%
Return on average total assets*                1.40%         1.16%
Stockholders' equity to total assets          12.60%        12.63%
Allowance for loan losses as a
  percentage of loans, net of
  unearned income                              1.34%         1.31%
Loans, net of unearned income, to
  total deposits                              96.60%        97.28%
Net charge-offs to average loans*              0.20%         0.17%

* annualized


For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on April 17, 2006, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth Kimbrough at 205/244-2823; Regions' Media contact is Sonya L. Smith at 205/244-2859.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

                                       ###

                                      FINANCIAL SUPPLEMENT TO FIRST QUARTER 2006
(REGIONS FINANCIAL CORP. LOGO)        EARNINGS RELEASE

SUMMARY

Record quarterly earnings of $0.64 per diluted share

- Increase of 13%, linked-quarter, annualized and 12% year-over-year compared to diluted EPS excluding merger and other charges

- Primary drivers of increase include net interest income, Morgan Keegan and merger-related cost saves

-    Improvement in annualized return on average tangible equity to 22.32%

Banking business produced expanding net interest margin and higher net interest income

- FTE net interest income rose 10% linked-quarter, annualized, to $767 million

- Net interest margin increased 17 bps linked-quarter and 34 bps year-over-year to 4.18%

-    Effective management of deposit pricing continued in first quarter

- Loan growth continued to reflect discipline in pricing and strict underwriting standards

Record-breaking Morgan Keegan profits and revenues

- Increase of 51%, to $41 million, linked-quarter, in Morgan Keegan's quarterly net income, including a $9 million after tax gain from swap of NYSE seats for stock

- Revenues of $252 million, a 19% increase linked quarter, including $13.1 million pre-tax gain on swap of NYSE seats

-    Successful IPO of $465 million RMK Multi-sector High Income Fund, Inc.

- 1,070 Morgan Keegan financial advisor's (FA's) at March 31, 2006 compared to 1,014 one year ago

- Now has over 300 branches across the Regions footprint and in Boston, Chicago and New York

Mortgage facing challenging rate environment

- Mortgage profits at break-even in 1Q06 compared to $12.2 million profit in 4Q05

- Decline in total origination volume of 15% linked quarter, to $3.1 billion, that was primarily driven by EquiFirst production levels

- EquiFirst gain on sale premiums declined linked quarter, but began to improve slightly in April

Non-interest expense impacted by seasonal items and fee-based revenue increase

- Realized incremental $8 million in cost saves related to Union Planters merger, bringing run rate to approximately $200 million annually

-    Higher Morgan Keegan expenses due to improved revenue production

- Seasonal items such as subsidiary dividend and increased payroll taxes negatively affected expense comparisons

Continued strong credit quality

-    1Q06 provision for loan losses of $27.5 million

- Net charge-offs in 1Q06 totaled $29 million or 20 bps. of average loans, annualized, including $3 million in Hurricane Katrina-impacted portfolio

- Non-performing assets steadied at $409 million or .70% of loans and other real estate at March 31, 2006, compared to $407 million and 0.70% at December 31, 2005

- 90-day past due loans up slightly, or $5 million, linked-quarter, due to impact of Katrina portfolio

-    Based on information currently available, Katrina reserve remains adequate

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 2


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)
($ amounts in thousands)

                                          3/31/06       12/31/05      9/30/05       6/30/05       3/31/05
                                        -----------   -----------   -----------   -----------   -----------
Assets:
Cash and due from banks                 $ 2,059,251   $ 2,414,560   $ 2,076,344   $ 2,105,962   $ 1,978,199
Interest-bearing deposits
   in other banks                            37,049        92,098        89,253        85,653       126,678
Securities held to maturity                  30,591        31,464        31,428        31,284        31,893
Securities available for sale            11,823,198    11,947,810    11,913,649    12,195,048    12,182,651
Trading account assets                    1,119,854       992,082       814,663       957,368       953,364
Loans held for sale                       1,547,840     1,531,664     2,054,012     2,080,812     1,976,967
Federal funds sold and securities
   purchased under agreement
   to resell                                869,117       710,282       607,756       603,594       521,093
Margin receivables                          563,202       527,317       513,339       549,298       551,075
Loans                                    58,658,565    58,591,816    58,535,410    58,533,182    58,169,485
Unearned income                            (198,354)     (186,903)     (179,524)     (194,238)     (204,982)
                                        -----------   -----------   -----------   -----------   -----------
      Loans, net of unearned
         income                          58,460,211    58,404,913    58,355,886    58,338,944    57,964,503
Allowance for loan losses                  (782,368)     (783,536)     (783,943)     (758,453)     (760,032)
                                        -----------   -----------   -----------   -----------   -----------
      Net Loans                          57,677,843    57,621,377    57,571,943    57,580,491    57,204,471
Premises and equipment                    1,109,587     1,122,289     1,109,922     1,092,302     1,108,469
Interest receivable                         402,072       420,818       383,839       350,938       337,383
Due from customers on acceptances            25,481        22,924        25,784        36,418        41,313
Excess purchase price                     4,987,770     5,027,044     5,025,964     5,070,026     4,997,232
Mortgage servicing rights                   413,672       412,008       397,176       371,111       425,180
Other identifiable intangible assets        304,008       314,368       325,933       337,610       344,447
Other assets                              1,623,983     1,597,495     1,653,609     1,831,183     1,503,217
                                        -----------   -----------   -----------   -----------   -----------
                                        $84,594,518   $84,785,600   $84,594,614   $85,279,098   $84,283,632
                                        ===========   ===========   ===========   ===========   ===========
Liabilities and Stockholders' Equity:
Deposits
   Non-interest-bearing                 $13,328,143   $13,699,038   $12,606,368   $12,200,095   $11,655,721
   Interest-bearing                      47,191,336    46,679,329    46,858,807    48,670,755    47,931,950
                                        -----------   -----------   -----------   -----------   -----------
      Total Deposits                     60,519,479    60,378,367    59,465,175    60,870,850    59,587,671
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased and
         securities sold under
         agreement to repurchase          3,900,737     3,928,185     4,679,352     3,835,320     4,212,431
      Other short-term borrowings           995,312     1,038,094       954,462       921,884     1,240,292
                                        -----------   -----------   -----------   -----------   -----------
         Total Short-term Borrowings      4,896,049     4,966,279     5,633,814     4,757,204     5,452,723
   Long-term borrowings                   6,621,710     6,971,680     7,207,015     7,285,717     7,153,910
                                        -----------   -----------   -----------   -----------   -----------
      Total Borrowed Funds               11,517,759    11,937,959    12,840,829    12,042,921    12,606,633
Bank acceptances outstanding                 25,481        22,924        25,784        36,418        41,313
Other liabilities                         1,875,014     1,832,067     1,617,771     1,585,604     1,402,872
                                        -----------   -----------   -----------   -----------   -----------
      Total Liabilities                  73,937,733    74,171,317    73,949,559    74,535,793    73,638,489
Stockholders' equity:
   Common stock                               4,778         4,738         4,718         4,709         4,686
   Surplus                                7,360,704     7,248,855     7,220,396     7,194,515     7,117,820
   Undivided profits                      4,169,678     4,034,905     3,936,657     3,836,716     3,746,113
   Treasury stock                          (708,593)     (581,890)     (453,235)     (311,341)     (176,252)
   Accumulated other comprehensive
      income (loss)                        (169,782)      (92,325)      (63,481)       18,706       (47,224)
                                        -----------   -----------   -----------   -----------   -----------
         Total Stockholders'
            Equity                       10,656,785    10,614,283    10,645,055    10,743,305    10,645,143
                                        -----------   -----------   -----------   -----------   -----------
                                        $84,594,518   $84,785,600   $84,594,614   $85,279,098   $84,283,632
                                        ===========   ===========   ===========   ===========   ===========

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 3


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        Consolidated Statements of Income
                                   (Unaudited)

($ amounts in thousands, except per share amounts)

                                                                  Quarter Ended
                                         ---------------------------------------------------------------
                                           3/31/06     12/31/05       9/30/05        6/30/05     3/31/05
                                         ----------   ----------   -------------   ----------   --------
Interest Income:
   Interest and fees on loans            $  992,523   $  953,903    $  917,915     $  864,115   $810,834
   Interest on securities:
      Taxable interest income               131,651      126,070       124,913        124,931    122,752
      Tax-exempt interest income              8,116        7,706         7,408          6,670      7,016
                                         ----------   ----------    ----------     ----------   --------
      Total Interest on Securities          139,767      133,776       132,321        131,601    129,768
   Interest on loans held for sale           33,882       37,798        40,787         39,402     31,180
   Interest on margin receivables             8,673        8,283         7,581          7,167      6,142
   Income on federal funds sold and
      securities purchased under
      agreement to resell                    10,490        6,653         6,056          3,539      3,053
   Interest on time deposits in
      other banks                               544          384           487            599        435
   Interest on trading account assets         9,853        8,363         8,708          8,961     10,564
                                         ----------   ----------    ----------     ----------   --------
      Total Interest Income               1,195,732    1,149,160     1,113,855      1,055,384    991,976

Interest Expense:
   Interest on deposits                     314,708      292,886       270,136        241,813    199,892
   Interest on short-term borrowings         50,133       44,950        42,957         37,931     38,978
   Interest on long-term borrowings          88,164       85,411        83,339         78,928     72,535
                                         ----------   ----------    ----------     ----------   --------
      Total Interest Expense                453,005      423,247       396,432        358,672    311,405
                                         ----------   ----------    ----------     ----------   --------
      Net Interest Income                   742,727      725,913       717,423        696,712    680,571

Provision for loan losses                    27,500       40,000        62,500         32,500     30,000
                                         ----------   ----------    ----------     ----------   --------
      Net Interest Income After
         Provision for Loan Losses          715,227      685,913       654,923        664,212    650,571

Non-Interest Income:
   Brokerage and investment banking         166,793      140,255       131,738        132,179    144,490
   Trust department income                   34,555       30,847        33,673         31,256     31,990
   Service charges on deposit
      accounts                              128,529      129,992       132,924        131,654    123,818
   Mortgage servicing and origination
      fees                                   32,698       33,651        35,284         37,057     39,312
   Securities (losses) gains, net                11      (17,609)      (20,717)        53,400    (33,966)
   Other                                    107,531      105,649       137,410        123,879    125,266
                                         ----------   ----------    ----------     ----------   --------
      Total Non-Interest Income             470,117      422,785       450,312        509,425    430,910

Non-Interest Expense:
   Salaries and employee benefits           447,008      436,965       437,951        426,443    437,658
   Net occupancy expense                     59,888       56,558        56,596         56,635     54,284
   Furniture and equipment expense           34,083       34,171        34,104         32,292     32,209
   (Recapture) impairment of MSR's           (9,000)     (18,000)      (32,000)        53,000    (35,000)
   Other                                    224,115      244,342       244,472        249,481    244,795
                                         ----------   ----------    ----------     ----------   --------
      Total Non-Interest Expense            756,094      754,036       741,123        817,851    733,946
                                         ----------   ----------    ----------     ----------   --------
      Income Before Income Taxes            429,250      354,662       364,112        355,786    347,535
Applicable income taxes                     134,570      100,666       107,556        107,435    105,894
                                         ----------   ----------    ----------     ----------   --------
      Net Income                         $  294,680   $  253,996    $  256,556     $  248,351   $241,641
                                         ==========   ==========    ==========     ==========   ========

Average shares outstanding--
   during quarter                           456,442      457,193       459,563        462,913    465,122
Average shares outstanding--during
   quarter, diluted                         461,043      461,651       464,250        468,193    470,759
Actual shares outstanding--
   end of quarter                           456,701      456,348       458,208        461,559    463,229
Net income per share                     $     0.65   $     0.56    $     0.56     $     0.54   $   0.52
Net income per share, diluted            $     0.64   $     0.55    $     0.55     $     0.53   $   0.51
Dividends per share                      $     0.35   $     0.34    $     0.34     $     0.34   $   0.34

Taxable equivalent net interest income   $  766,682   $  748,642    $  739,816     $  716,507   $701,106

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 4


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                                        Quarter Ended
                             ---------------------------------------------------------------------------------------------------
                                    3/31/06             12/31/05             9/30/05             6/30/05             3/31/05
                             -------------------  ------------------  ------------------  ------------------  ------------------
                               Average    Yield/    Average   Yield/    Average   Yield/    Average   Yield/    Average   Yield/
                               Balance     Rate     Balance    Rate     Balance    Rate     Balance    Rate     Balance    Rate
                             ----------- -------  ----------- ------  ----------- ------  ----------- ------  ----------- ------
Assets
Earning assets:
   Taxable securities        $11,462,264  4.67%  $11,377,852  4.41%  $11,594,884  4.29%  $11,660,144  4.32%  $12,016,895  4.16%
   Non-taxable securities        426,119 11.75%      464,238 10.06%      486,420  9.22%      508,349  8.01%      540,641  7.98%
   Federal funds sold            936,243  4.54%      687,208  3.84%      726,717  3.31%      495,752  2.86%      548,461  2.26%
   Margin receivables            534,978  6.57%      546,389  6.01%      528,461  5.69%      554,494  5.18%      505,230  4.93%
   Loans, net of unearned
      income                  58,191,512  7.05%   58,047,052  6.64%   58,223,018  6.38%   58,218,298  6.06%   57,511,994  5.83%
   Interest-bearing deposits
      in other banks              52,400  4.21%       58,311  2.61%       89,443  2.16%       97,180  2.47%       81,536  2.16%
   Loans held for sale         1,828,232  7.52%    2,082,891  7.20%    2,276,817  7.11%    2,362,598  6.69%    1,925,783  6.57%
   Trading account assets        924,044  4.53%      849,974  4.08%      809,683  4.44%      831,576  4.41%      826,916  5.58%
                             -----------         -----------         -----------         -----------         -----------
      Total earning assets    74,355,792  6.65%   74,113,915  6.27%   74,735,443  6.03%   74,728,391  5.77%   73,957,456  5.55%
Allowance for loan losses       (785,847)           (779,144)           (760,447)           (765,818)           (757,828)
Cash and due from banks        2,029,747           2,083,756           2,048,188           1,873,651           1,838,336
Other non-earning assets       9,838,032           9,725,428           9,641,715           9,408,136           9,279,360
                             -----------         -----------         -----------         -----------         -----------
                             $85,437,724         $85,143,955         $85,664,899         $85,244,360         $84,317,324
                             ===========         ===========         ===========         ===========         ===========

Liabilities and
  Stockholders' Equity
Interest-bearing
  liabilities:
   Savings accounts          $ 3,100,922  0.37%  $ 2,976,913  0.36%  $ 2,885,383  0.26%  $ 2,941,016  0.24%  $ 2,902,368  0.23%
   Interest-bearing
     transaction accounts      2,272,440  1.97%    2,530,011  1.97%    2,796,439  2.03%    3,043,512  1.77%    3,133,340  1.62%
   Money market accounts      19,873,074  2.04%   19,522,227  1.76%   18,631,989  1.37%   18,749,556  1.13%   19,271,295  0.97%
   Certificates of deposit of
      $100,000 or more         7,383,192  3.97%    7,873,050  3.65%    8,427,191  3.31%    8,394,155  3.09%    7,494,832  2.61%
   Other interest-bearing
      deposit accounts        14,442,354  3.61%   14,081,524  3.34%   15,233,717  3.11%   15,209,303  2.87%   14,121,224  2.63%
                             -----------         -----------         -----------         -----------         -----------
      Total interest-bearing
        deposits              47,071,982  2.71%   46,983,725  2.47%   47,974,719  2.23%   48,337,542  2.01%   46,923,059  1.73%
   Federal funds purchased     4,176,546  4.01%    4,202,647  3.58%    4,520,978  3.19%    4,217,075  2.72%    4,917,613  2.29%
   Other short-term
     borrowings                  999,141  3.59%      886,991  3.13%      920,142  2.86%    1,127,613  3.31%    1,290,378  3.53%
   Long-term borrowings        6,859,167  5.21%    7,124,742  4.76%    7,186,493  4.60%    7,162,105  4.42%    7,227,969  4.07%
                             -----------         -----------         -----------         -----------         -----------
      Total interest-bearing
         liabilities          59,106,836  3.11%   59,198,105  2.84%   60,602,332  2.60%   60,844,335  2.36%   60,359,019  2.09%
Non-interest bearing deposits 12,926,748          12,871,222          12,409,465          11,863,276          11,465,076
Other liabilities              2,717,892           2,518,080           1,965,246           1,784,187           1,777,229
Stockholders' equity          10,686,248          10,556,548          10,687,856          10,752,562          10,716,000
                             -----------         -----------         -----------         -----------         -----------
                             $85,437,724         $85,143,955         $85,664,899         $85,244,360         $84,317,324
                             ===========         ===========         ===========         ===========         ===========

Net yield on interest
  earning assets                          4.18%               4.01%               3.93%               3.85%               3.84%

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 5


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS

                                                                  Quarter Ended
                                               ------------------------------------------------
                                                                     Ended
                                               3/31/06   12/31/05   9/30/05   6/30/05   3/31/05
                                               -------   --------   -------   -------   -------
Return on average assets*                        1.40%      1.18%     1.19%     1.17%     1.16%
Return on average tangible equity*              22.32%     19.34%    19.22%    18.46%    18.00%
Return on average equity*                       11.18%      9.55%     9.52%     9.26%     9.15%
Stockholders' equity per share                 $23.33     $23.26    $23.23    $23.28    $22.98
Stockholders' equity to total assets            12.60%     12.52%    12.58%    12.60%    12.63%
Tangible stockholders' equity
   to tangible assets                            6.77%      6.64%     6.68%     6.68%     6.72%
Allowance for loan losses as a percentage
   of loans, net of unearned income              1.34%      1.34%     1.34%     1.30%     1.31%
Net Interest Margin (FTE)                        4.18%      4.01%     3.93%     3.85%     3.84%
Efficiency Ratio (1)                            61.20%     60.44%    59.58%    61.50%    62.61%
Loans, net of unearned income,
   to total deposits                            96.60%     96.73%    98.13%    95.84%    97.28%
Net charge-offs as a percentage of
   average loans*                                0.20%      0.28%     0.25%     0.23%     0.17%
Total non-performing assets (excluding loans
   90 days past due) as a percentage of
   loans and other real estate                   0.70%      0.70%     0.75%     0.78%     0.84%
Total non-performing assets (including loans
   90 days past due) as a percentage of
   loans and other real estate                   0.86%      0.85%     0.88%     0.91%     0.95%

*    Annualized

(1) Excluding MSR impairment(recapture), debt extinguishment expense and merger-related and other expenses

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

($ amounts in thousands)

                                Three Months Ended
                                     March 31
                               -------------------
                                 2006       2005
                               --------   --------
Balance at beginning of year   $783,536   $754,721
Net loans charged off:
   Commercial                    12,813      9,225
   Real estate                   10,209      9,941
   Installment                    5,646      5,523
                               --------   --------
      Total                      28,668     24,689
Provision charged to expense     27,500     30,000
                               --------   --------
Balance at end of period       $782,368   $760,032
                               ========   ========

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 6


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA

($ amounts in thousands)

                                                                                                 3/31/2006           3/31/2006
                              3/31/06      12/31/05     9/30/05      6/30/05      3/31/05      vs. 12/31/05*        vs.3/31/2005
                            -----------  -----------  -----------  -----------  -----------  -----------------  -------------------
Commercial                  $14,953,740  $14,979,811  $15,026,107  $15,391,714  $15,580,577  $ (26,071)  -0.7%  $  (626,837)  -4.0%
Residential Mortgages (1)    12,925,223   12,678,332   11,950,831   11,854,633   11,564,122    246,891    7.8%    1,361,101   11.8%
Other Real Estate Loans (1)  13,379,282   13,745,201   14,328,521   14,354,420   14,470,703   (365,919) -10.6%   (1,091,421)  -7.5%
Construction                  7,701,478    7,363,353    7,306,720    7,134,584    6,895,472    338,125   18.4%      806,006   11.7%
Branch Installment            1,591,127    1,625,929    1,679,996    1,694,967    1,732,933    (34,802)  -8.6%     (141,806)  -8.2%
Indirect Installment          1,319,819    1,353,929    1,415,764    1,456,836    1,507,689    (34,110) -10.1%     (187,870) -12.5%
Consumer Lines of Credit      5,661,990    5,786,770    5,764,722    5,619,645    5,370,837   (124,780)  -8.6%      291,153    5.4%
Student Loans                   927,552      871,588      883,225      832,145      842,170     55,964   25.7%       85,382   10.1%
                            -----------  -----------  -----------  -----------  -----------  ---------  -----   -----------  ------
                            $58,460,211  $58,404,913  $58,355,886  $58,338,944  $57,964,503  $  55,298    0.4%  $   495,708    0.9%
                            ===========  ===========  ===========  ===========  ===========  =========  =====   ===========  ======

                        LOAN PORTFOLIO - AVERAGE BALANCES

($ amounts in thousands)

                                                                                                    1Q06                1Q06
                                1Q06         4Q05         3Q05         2Q05         1Q05         vs. 4Q05*            vs. 1Q05
                            -----------  -----------  -----------  -----------  -----------  -----------------  ------------------
Commercial                  $14,828,381  $14,793,576  $15,142,708  $15,481,531  $15,384,652  $  34,805    0.9%  $ (556,271)  -3.6%
Residential Mortgages (1)    12,620,698   12,129,967   11,861,795   11,652,696   11,542,799    490,731   16.2%   1,077,899    9.3%
Other Real Estate Loans (1)  13,609,406   14,012,136   14,387,171   14,414,636   14,427,554   (402,730) -11.5%    (818,148)  -5.7%
Construction                  7,537,309    7,383,453    7,169,220    7,060,083    6,685,343    153,856    8.3%     851,966   12.7%
Branch Installment            1,604,554    1,687,189    1,691,721    1,796,044    1,749,354    (82,635) -19.6%    (144,800)  -8.3%
Indirect Installment          1,333,556    1,380,761    1,431,649    1,476,607    1,543,965    (47,205) -13.7%    (210,409) -13.6%
Consumer Lines of Credit      5,732,152    5,783,665    5,690,179    5,505,950    5,293,428    (51,513)  -3.6%     438,724    8.3%
Student Loans                   925,456      876,305      848,575      830,751      884,899     49,151   22.4%      40,557    4.6%
                            -----------  -----------  -----------  -----------  -----------  ---------  -----   ----------   -----
                            $58,191,512  $58,047,052  $58,223,018  $58,218,298  $57,511,994  $ 144,460    1.0%  $  679,518    1.2%
                            ===========  ===========  ===========  ===========  ===========  =========  =====   ==========   =====

                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS

($ amounts in thousands)

                                                                                                      1Q06               1Q06
                             1Q06          4Q05           3Q05           2Q05          1Q05        vs. 4Q05*           vs. 1Q05
                          -----------   -----------   -----------   -----------   -----------   ---------------  -----------------
Community Bank Loans (1)  $46,690,895   $46,756,538   $46,732,402   $46,478,771   $45,654,995   $(65,643) -0.6%  $1,035,900   2.3%
Wholesale Loans (1)        11,500,617    11,290,514    11,490,617    11,739,527    11,856,999    210,103   7.4%    (356,382) -3.0%
                          -----------   -----------   -----------   -----------   -----------   --------  ----   ----------   ----
                          $58,191,512   $58,047,052   $58,223,019   $58,218,298   $57,511,994   $144,460   1.0%  $  679,518   1.2%
                          ===========   ===========   ===========   ===========   ===========   ========  ====   ==========   ====

*    Linked quarter percentage changes are presented on an annualized basis.

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation

- Loan trends continued to reflect Regions' focus on strong underwriting principles and discipline in pricing along with a lesser focus on commercial real estate lending.

- Linked quarter commercial loan growth was relatively flat as a result of modest growth in the C&I portfolio, offset by a decline in other commercial loans.

- Consumer line of credit balances, primarily home equity lines of credit, have started to decline as a result of borrowers paying down these lines in the rising rate environment

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 7


DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA

($ amounts in thousands)

                                                                                                3/31/2006          3/31/2006
                              3/31/06      12/31/05     9/30/05      6/30/05      3/31/05      vs. 12/31/05*      vs.3/31/2005
                            -----------  -----------  -----------  -----------  -----------  ----------------  ------------------
Interest-Free Deposits      $13,328,143  $13,699,038  $12,606,368  $12,200,095  $11,655,721  $(370,895) -10.8% $ 1,672,422   14.3%
Interest-Bearing Checking     2,490,444    2,756,556    2,924,131    3,033,095    3,180,102   (266,112) -38.6%    (689,658) -21.7%
Savings                       3,182,650    3,037,687    2,884,471    2,912,335    2,954,362    144,963   19.1%     228,288    7.7%
Money Market                 19,897,135   19,856,890   18,789,340   18,463,023   19,062,821     40,245    0.8%     834,314    4.4%
                            -----------  -----------  -----------  -----------  -----------  ---------  -----  -----------  -----
   Total Low-Cost Deposits   38,898,372   39,350,171   37,204,310   36,608,548   36,853,006   (451,799)  -4.6%   2,045,366    5.6%
CD's < $100K                 10,874,303   10,201,745   10,293,091   10,187,180    9,861,939    672,558   26.4%   1,012,364   10.3%
CD's > $100K                  7,480,764    7,412,359    8,169,760    8,296,374    7,807,505     68,405    3.7%    (326,741)  -4.2%
Other Time Deposits           3,266,040    3,414,092    3,798,014    5,778,748    5,065,221   (148,052) -17.3%  (1,799,181) -35.5%
                            -----------  -----------  -----------  -----------  -----------  ---------  -----  -----------  -----
                            $60,519,479  $60,378,367  $59,465,175  $60,870,850  $59,587,671  $ 141,112    0.9% $   931,808    1.6%
                            ===========  ===========  ===========  ===========  ===========  =========  =====  ===========  =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS

($ amounts in thousands)

                                                                                                1Q06               1Q06
                             1Q06         4Q05         3Q05         2Q05         1Q05         vs. 4Q05*          vs. 1Q05
                         -----------  -----------  -----------  -----------  -----------  ----------------  ------------------
Community Bank Deposits  $52,757,452  $51,940,107  $50,430,723  $50,248,895  $49,683,350  $ 817,345    6.3% $ 3,074,102    6.2%
Wholesale Deposits         7,241,278    7,914,840    9,953,461    9,951,923    8,704,785   (673,562) -34.0%  (1,463,507) -16.8%
                         -----------  -----------  -----------  -----------  -----------  ---------  -----  -----------  -----
                         $59,998,730  $59,854,947  $60,384,184  $60,200,818  $58,388,135  $ 143,783    1.0% $ 1,610,595    2.8%
                         ===========  ===========  ===========  ===========  ===========  =========  =====  ===========  =====

*    Linked quarter percentage changes are presented on an annualized basis.

- The decline in interest-free deposits is largely attributable to a seasonal decline in commercial interest-free deposits offset somewhat by an increase in consumer interest-free deposits.

- There was a net $60 million linked quarter inflow of interest-free deposits in Katrina-affected areas.

- CD's less than $100K increased due to customer preference for higher priced CD's and inflow from Katrina-affected areas.

- Approximately $220 million of the increase in retail CD's came from the Katrina-affected areas.

- The decline in average wholesale deposits and other time deposits is primarily attributable to a decline in wholesale CD's as other sources of funding became more attractive in the quarter.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 8


OPERATING PERFORMANCE

                                     REVENUE

($ amounts in thousands)

                                                                                                         1Q06          1Q06
                                           1Q06        4Q05        3Q05         2Q05       1Q05       vs. 4Q05*      vs. 1Q05
                                        ----------  ----------  ----------  ----------  ----------  -------------  ------------
Net Interest Income (TE basis)          $  766,682  $  748,642  $  739,816  $  716,507  $  701,106  $18,040   9.6% $65,576  9.4%
Non-Interest Income (excl. sec. gains/
   losses)                                 470,106     440,394     471,029     456,025     464,876   29,712  27.0%   5,230  1.1%
                                        ----------  ----------  ----------  ----------  ----------  -------  ----  -------  ---
   Total Revenue (TE basis)             $1,236,788  $1,189,036  $1,210,845  $1,172,532  $1,165,982  $47,752  16.1% $70,806  6.1%
                                        ==========  ==========  ==========  ==========  ==========  =======  ====  =======  ===
Fee Income as a % of Total Revenue            38.0%       37.0%       38.9%       38.9%       39.9%
                                        ==========  ==========  ==========  ==========  ==========

*    Linked quarter percentage changes are presented on an annualized basis.

- The net interest margin increased from 4.01% in 4Q05 to 4.18% in 1Q06 primarily as a result of Regions' asset sensitivity and management of deposit pricing.

- Regions is positioned slightly asset-sensitive at March 31, 2006 and expects to remain slightly asset-sensitive for the near term.

- The increase in non-interest income is primarily attributable to an increase in Morgan Keegan revenue, offset somewhat by a decline in mortgage revenue.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 9


NON-INTEREST INCOME AND EXPENSE

                         NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

($ amounts in thousands)

                                                                                               1Q06             1Q06
                                         1Q06      4Q05      3Q05      2Q05      1Q05       vs. 4Q05*         vs. 1Q05
                                       --------  --------  --------  --------  --------  ---------------  ----------------
Brokerage and investment banking       $166,793  $140,255  $131,738  $132,179  $144,490  $26,538    75.7% $ 22,303    15.4%
Trust department income                  34,555    30,847    33,673    31,256    31,990    3,708    48.1%    2,565     8.0%
Service charges on deposit accounts     128,529   129,992   132,924   131,654   123,818   (1,463)   -4.5%    4,711     3.8%
Mortgage servicing & origination fees    32,698    33,651    35,284    37,057    39,312     (953)  -11.3%   (6,614)  -16.8%
Securities gains (losses), net               11   (17,609)  (20,717)   53,400   (33,966)  17,620  -400.2%   33,977  -100.0%
Insurance premiums & commissions         21,394    18,616    19,827    19,281    22,006    2,778    59.7%     (612)   -2.8%
Gain on sale of mortgage loans           12,351    21,623    60,620    40,913    33,909   (9,272) -171.5%  (21,558)  -63.6%
Derivative income                         6,194     6,434     7,388     9,921     3,983     (240)  -14.9%    2,211    55.5%
SOI and Capital Factors                      --        --     4,002    10,104    13,371       --      NM   (13,371)     NM
Other                                    67,592    58,976    45,573    43,660    51,997    8,616    58.4%   15,595    30.0%
                                       --------  --------  --------  --------  --------  -------  ------  --------  ------
   Total non-interest income           $470,117  $422,785  $450,312  $509,425  $430,910  $47,332    44.8% $ 39,207     9.1%
                                       ========  ========  ========  ========  ========  =======  ======  ========  ======

NON-INTEREST EXPENSE

($ amounts in thousands)

                                                                                                1Q06              1Q06
                                           1Q06      4Q05      3Q05      2Q05      1Q05       vs. 4Q05*         vs. 1Q05
                                         --------  --------  --------  --------  --------  ---------------  ---------------
Salaries and employee benefits**         $447,008  $408,873  $418,645  $411,953  $425,290  $ 38,135   37.3% $ 21,718    5.1%
Net occupancy expense**                    59,888    54,133    53,574    54,898    53,918     5,755   42.5%    5,970   11.1%
Furniture and equipment expense**          34,083    33,872    34,027    32,161    31,890       211    2.5%    2,193    6.9%
Amortization of core deposit intangible    10,724    11,039    11,320    11,693    12,126      (315) -11.4%   (1,402) -11.6%
Amortization of MSR's                      18,303    17,890    22,544    22,693    21,379       413    9.2%   (3,076) -14.4%
(Recapture) impairment of MSR's            (9,000)  (18,000)  (32,000)   53,000   (35,000)    9,000     NM    26,000     NM
Loss on early extinguishment of debt        8,168        --    10,878        --        --     8,168     NM     8,168     NM
Merger-related and other charges               --    53,333    40,875    43,765    38,894   (53,333)    NM   (38,894)    NM
Other**                                   186,920   192,896   181,260   187,688   185,449    (5,976) -12.4%    1,471    0.8%
                                         --------  --------  --------  --------  --------  --------  -----  --------  -----
   Total non-interest expense            $756,094  $754,036  $741,123  $817,851  $733,946  $  2,058    1.1% $ 22,148    3.0%
                                         ========  ========  ========  ========  ========  ========  =====  ========  =====

*    Linked quarter percentage changes are presented on an annualized basis.

**   Net of merger and other charges in 2005

- Trust department income increased primarily as a result of a $1+ billion increase in assets managed linked-quarter as well as an increase in mutual fund revenue and other trust fees increased a combined $1.4 million linked quarter.

- Insurance premiums and commissions increased primarily as a result of seasonally higher commissions.

- The decline in gain on sale of mortgage loans linked quarter is primarily a result of compression in premiums and fewer loans sold at EquiFirst.

-    Capital Factors and SOI were sold in 2Q05 and 3Q05, respectively.

- The $8.6 million increase in other non-interest income is primarily attributable to the $13.1 million pre-tax gain on the swap of NYSE seats for stock in 1Q06, partially offset by declines in international income and reduced revenue of Albrecht & Associates, the oil and gas divestment advisory subsidiary of Morgan Keegan, compared to their particularly strong 4Q05.

- Salaries and employee benefits expense increased primarily as a result of a $13 million seasonal increase in payroll taxes, $16 million of increased commission expense resulting from revenue production (the majority of which is related to Morgan Keegan), approximately $5 million of severance expense related to the standardization of staffing models across Regions' branch system and normal merit and promotional increases.

- Net occupancy expense is impacted by approximately $3 million of net hurricane-related expenses.

- Regions recognized an $8.2 million loss on the call of trust preferred securities, which offset a $9 million recapture of MSR's in 1Q06.

- Other non-interest expenses are impacted by a $12 million subsidiary dividend paid in the first quarter of each year. Partially offsetting the dividend were decreases in advertising expense, stationery and supplies, outside computer services, courier, and legal and professional fees.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 10


MORGAN KEEGAN

                                 MORGAN KEEGAN

Summary Income Statement

($ amounts in thousands)

                                                                                          1Q06              1Q06
                               1Q06       4Q05       3Q05       2Q05       1Q05        vs. 4Q05*          vs. 1Q05
                             --------   --------   --------   --------   --------   ---------------   ---------------
Revenues:
   Commissions               $ 57,073   $ 51,619   $ 50,197   $ 50,263   $ 49,650   $ 5,454    42.3%  $ 7,423    15.0%
   Principal transactions      41,951     34,752     33,696     35,425     38,277     7,199    82.9%    3,674     9.6%
   Investment banking          43,027     25,894     26,919     27,434     36,905    17,133   264.7%    6,122    16.6%
   Interest                    30,327     24,735     22,900     19,766     17,833     5,592    90.4%   12,494    70.1%
   Trust fees and services     28,046     24,680     27,475     25,207     25,856     3,366    54.6%    2,190     8.5%
   Investment advisory         28,885     37,557     30,006     29,211     26,520    (8,672)  -92.4%    2,365     8.9%
   Other                       22,639     11,790      8,191      8,246      9,249    10,849   368.1%   13,390   144.8%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
      Total revenues          251,948    211,027    199,384    195,552    204,290    40,921    77.6%   47,658    23.3%
Expenses:
   Interest expense            18,085     16,855     16,105     13,109      9,168     1,230    29.2%    8,917    97.3%
   Non-interest expense       169,352    152,280    145,276    143,531    153,218    17,072    44.8%   16,134    10.5%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
      Total expenses          187,437    169,135    161,381    156,640    162,386    18,302    43.3%   25,051    15.4%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
Income before income taxes     64,511     41,892     38,003     38,912     41,904    22,619   216.0%   22,607    53.9%
Income taxes                   23,703     14,942     13,945     14,459     15,672     8,761   234.5%    8,031    51.2%
                             --------   --------   --------   --------   --------   -------   -----   -------   -----
Net income                   $ 40,808   $ 26,950   $ 24,058   $ 24,453   $ 26,232   $13,858   205.7%  $14,576    55.6%
                             ========   ========   ========   ========   ========   =======   =====   =======   =====

Breakout of Revenue by Division

($ amounts in thousands)

                                 Fixed-
                                 income    Equity   Regions
                      Private   Capital   Capital      MK        Asset     Interest
                       Client   Markets   Markets    Trust    Management    & Other
                      -------   -------   -------   -------   ----------   --------
THREE MONTHS ENDED
MARCH 31, 2006:
$ amount of revenue   $78,083   $42,733   $28,001   $28,046    $32,301     $42,784
% of gross revenue       31.0%     17.0%     11.1%     11.1%      12.8%       17.0%

THREE MONTHS ENDED
DECEMBER 31, 2005:
$ amount of revenue   $63,690   $41,851   $20,960   $24,687    $35,495     $24,344
% of gross revenue       30.2%     19.8%      9.9%     11.7%      16.8%       11.6%

THREE MONTHS ENDED
MARCH 31, 2005
$ amount of revenue   $63,174   $40,285   $26,416   $25,856    $28,352     $20,207
% of gross revenue       30.9%     19.7%     12.9%     12.7%      13.9%        9.9%

*    Linked quarter percentage changes are presented on an annualized basis.

- Commission revenue increased linked-quarter as a result of strong equity trading volumes during 1Q06, particularly in the small and midcap stocks which Morgan Keegan primarily follows.

- Principal transaction revenue increased in 1Q06 primarily as a result of increased sales of fixed income products including a new proprietary closed-end fund, the RMK Multi-Sector High Income Fund, Inc.

- Investment banking revenues were up $17 million linked quarter due to a combination of revenues related to the sale of the closed end fund in 1Q06, strong equity deal flow that carried over from 4Q05 and continued into 1Q06, and strong municipal finance underwriting activity.

- Interest revenues increased linked quarter due to increasing short term interest rates on a larger inventory position.

- Trust revenues increased in 1Q06 due primarily to the increase in assets managed and the fee revenue increases mentioned on the previous page.

- Investment advisory and asset management division revenues declined linked quarter due to variability in natural resource brokerage activity.

- 1Q06 other income includes a $13.1 million pre-tax gain related to the swap of NYSE seats in exchange for stock.

- Non-interest expense increased in 1Q06 compared to 4Q05 due to higher commission expense related directly to increased revenues.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 11


MORGAN KEEGAN (CONT.)

- Private client revenues increased $14 million or 23% linked quarter due to an increase in the number of wrap accounts, the closed-end fund IPO, and strong equity trading volumes as noted above. In addition, Morgan Keegan has added a number of new FA's over the past year who are becoming fully integrated into the Morgan Keegan system.

- Fixed income capital markets experienced their best quarter in more than a year as Morgan Keegan's municipal finance business remains strong in spite of rising rates and as Morgan Keegan continues to increase its market share.

- Equity capital markets revenues were up $7 million or 34% linked quarter as a result of the closed-end fund IPO and the strong equity deal flow discussed above.

- 22,900 new accounts were opened in 1Q06 compared to 19,000 in 4Q05 and 21,100 in 1Q05.

- Total customer assets were $60.5 billion at March 31, 2006, compared to $56.3 billion at December 31, 2005 and $48.9 billion at March 31, 2005.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 12


MORTGAGE OPERATIONS

                              MORTGAGE OPERATIONS

                                                                                                         1Q06             1Q06
                             1Q06           4Q05           3Q05           2Q05           1Q05         vs. 4Q05*         vs. 1Q05
                        -------------  -------------  -------------  -------------  -------------  ---------------  ----------------
Single family mortgage
   production
   (millions):
   Regions Mortgage     $       1,345  $       1,459  $       1,676  $       1,958  $       2,086  $  (114)  -31.3% $   (741) -35.5%
   EquiFirst                    1,749          2,203          2,482          2,464          1,692     (454)  -82.4%       57    3.4%
                        -------------  -------------  -------------  -------------  -------------  -------  ------  --------  -----
      Total             $       3,094  $       3,662  $       4,158  $       4,422  $       3,778  $  (568)  -62.0% $   (684) -18.1%
                        =============  =============  =============  =============  =============  =======  ======  ========  =====
Gain(loss) on sale of
   mortgage loans
   (thous.):
   Regions Mortgage     $       2,732  $       4,653  $       4,716  $       6,737  $      11,259  $(1,921) -165.1% $ (8,527) -75.7%
   EquiFirst                    9,619         16,970         55,904         34,176         22,650   (7,351) -173.3%  (13,031) -57.5%
                        -------------  -------------  -------------  -------------  -------------  -------  ------  --------  -----
      Total             $      12,351  $      21,623  $      60,620  $      40,913  $      33,909  $(9,272) -171.5% $(21,558) -63.6%
                        =============  =============  =============  =============  =============  =======  ======  ========  =====

Servicing portfolio     $36.7 BILLION  $37.2 Billion  $37.8 Billion  $39.3 Billion  $39.5 Billion
Capitalized mortgage
   servicing rights
   (net)                $    413.7 MM  $      412 MM  $    397.2 MM  $    371.1 MM  $    425.2 MM
MSR valuation
   allowance            $     20.5 MM  $     29.5 MM  $     47.5 MM  $     79.5 MM  $     26.5 MM
MSR capitalization
   rate - total
   portfolio                 113 BPS.       111 bps.       105 bps.        91 bps.       106 bps.
MSR capitalization
   rate - 3rd party
   servicing                 144 BPS.       142 bps.       135 bps.       119 bps.       138 bps.
New servicing
   capitalization rate       104 BPS.       116 bps.       126 bps.       134 bps.       115 bps.

- Mortgage results were at break-even in 1Q06 compared to a $12.2 million profit in 4Q05.

- Regions Mortgage net income, excluding MSR impairment/recapture, was $4.6 million in 1Q06 compared to $6.1 million in 4Q05, declining primarily as a result of reduced production.

- EquiFirst experienced a loss of $4.5 million in 1Q06 compared to profit of $6.1 million in 4Q05, primarily as a result of lower gain on sale margins and less production in 1Q06.

- Regions sold its conforming wholesale production unit in 2Q05. Its production totaled $423 million in 2Q05.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 13


CREDIT QUALITY

                                 CREDIT QUALITY

($ in thousands)

                                                                                     YTD       YTD
                                  1Q06      4Q05      3Q05      2Q05      1Q05     3/31/06   3/31/05
                                --------  --------  --------  --------  --------  --------  --------
Allowance for loan losses       $782,368  $783,536  $783,943  $758,453  $760,032  $785,847  $760,032
Provision for loan losses       $ 27,500  $ 40,000  $ 62,500  $ 32,500  $ 30,000  $ 27,500  $ 30,000
Net loans charged off:
   Commercial                   $ 12,813  $ 25,129  $ 21,000  $ 21,869  $  9,225  $ 12,813  $  9,225
   Real estate                    10,209     7,019    10,053     7,686     9,941    10,209     9,941
   Installment                     5,646     8,259     5,957     4,524     5,523     5,646     5,523
                                --------  --------  --------  --------  --------  --------  --------
      Total                     $ 28,668  $ 40,407  $ 37,010  $ 34,079  $ 24,689  $ 28,668  $ 24,689
                                ========  ========  ========  ========  ========  ========  ========
Net loan charge-offs as a % of
   average loans, annualized
   Commercial                       0.35%     0.68%     0.57%     0.57%     0.24%     0.35%     0.24%
   Real estate                      0.12%     0.08%     0.12%     0.09%     0.12%     0.12%     0.12%
   Installment                      0.25%     0.36%     0.26%     0.20%     0.25%     0.25%     0.25%
                                --------  --------  --------  --------  --------  --------  --------
      Total                         0.20%     0.28%     0.25%     0.23%     0.17%     0.20%     0.17%
                                ========  ========  ========  ========  ========  ========  ========
Non-performing assets:
Non-accrual loans               $343,880  $341,177  $382,858  $391,542  $429,171
Renegotiated loans                   190       241       244       247       257
Other real estate                 64,999    65,459    57,418    64,031    57,624
                                --------  --------  --------  --------  --------
      Total                     $409,069  $406,877  $440,520  $455,820  $487,052
                                ========  ========  ========  ========  ========
Loans past due > 90 days        $ 92,766  $ 87,523  $ 74,246  $ 76,417  $ 62,074

- Net charge-offs totaled $29 million, or an annualized 0.20 percent of average loans, and included approximately $3 million of net charge-offs from the Katrina-related portfolio.

- The provision for loan losses was $27.5 million and took into account the previously provided for Katrina losses.

- Regions' March 31, 2006, allowance for loan losses includes $58 million of reserves identified for the Katrina portfolio; approximately $4 million in cumulative net charge-offs have been recognized through March 31, 2006.

- Non-performing assets were relatively flat at 0.70% of loans and other real estate at both March 31, 2006 and December 31, 2005.

- Loans past due greater than 90 days increased $5.2 million linked quarter primarily as a result of delinquent mortgage loans in Katrina-affected areas.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 14


CREDIT QUALITY (CONT.)

KATRINA UPDATE

     - Loans in the hardest hit areas have been placed into a separate pool to track them against the $62 million allowance for loan losses that was identified for them in 3Q05.

Loan Exposure as of March 31, 2006 (in thousands)

Commercial Real Estate     $  439,913
Commercial & Industrial       292,599
Retail/Consumer               164,381
Mortgage                      199,311
                           ----------
TOTAL                      $1,096,204
                           ==========

Commercial Real Estate Summary

as of March 31, 2006 (in thousands)

1-4 Residential    $ 79,617
Retail               72,262
Land/Lots            57,270
Office Buildings     53,747
Hotel                46,938
Warehouses           22,021
Apartments           18,776
Mall                 15,020
Condo                10,369
Other                63,892
                   --------
TOTAL              $439,913
                   ========

Net Loans Charged Off 1Q06 (in thousands)

Commercial        $  788
Retail/Consumer      565
Mortgage           1,878
                  ------
TOTAL             $3,231
                  ======

Non-accrual Loan Summary

as of March 31, 2006 (in thousands)

Commercial        $12,414
Retail/Consumer         8
Mortgage           13,177
                  -------
TOTAL             $25,599
                  =======

Past Due Loans > 90 Days Summary

as of March 31, 2006 (in thousands)

Commercial        $  156
Retail/Consumer      411
Mortgage           6,833
                  ------
TOTAL             $7,401
                  ======

-    Home Equity Loans make up 56% of the Consumer/Retail Exposure

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 15


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                               1Q06     4Q05     3Q05     2Q05     1Q05
                              ------   ------   ------   ------   ------
FTE employees                 24,928   25,326   25,463   25,654   25,751
Authorized shares remaining
   under buyback program      23.9MM   27.6MM    6.4MM   10.7MM   14.7MM
Full service offices           1,312    1,311    1,317    1,320    1,336
ATM's                          1,586    1,585    1,594    1,577    1,598
Morgan Keegan offices            301      281      282      268      251

- During the first quarter, 3.7 million shares were repurchased at an average cost of $34.36.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2006 EARNINGS RELEASE
PAGE 16


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe-harbor" for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on managements' expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. These statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements.

Some risks, uncertainties and other factors include, but are not limited to those described below:

- Regions' ability to achieve the earnings expectations related to the businesses that were acquired, including its merger with Union Planters Corporation ("Union Planters") in July 2004, or that may be acquired in the future, which in turn depends on a variety of factors, including:

     - Regions' ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations, or lower our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations, or lower than expected revenues from continuing operations;

     - the assimilation of acquired operations to Regions' corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations;

     - the continued growth of the markets that the acquired entities serve, consistent with recent historical experience;

     - difficulties related to the integration of the businesses, including integration of information systems and retention of key personnel.

- Regions' ability to expand into new markets and to maintain profit margins in the face of pricing pressures.

-    Regions' ability to keep pace with technological changes.

- Regions' ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers.

- Regions' ability to effectively manage interest rate risk, market risk, credit risk and operational risk.

- Regions' ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions' business.

- The cost and other effects of material contingencies, including litigation contingencies.

- Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures.

- Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

- Possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets.

- The occurrence of natural disasters or the threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty.

- Possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

- Possible changes in consumer and business spending and saving habits could affect Regions' ability to increase assets and to attract deposits.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. You should not place undue reliance on any forward-looking statement, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Regions' Investor Relations contact is Jenifer Goforth Kimbrough at (205) 244-2823; Regions' Media contact is Sonya L. Smith at (205) 244-2859.